IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MARYLAND

SOLEI SYSTEMS, INC.

Plaintiff,

vs. Case No.: 1:19-cv-01029-RDB

GRIFFEN TRADING COMPANY
BRUIN INDUSTRIES, INC.
GLOBAL MEDIA PARTNERS

Defendants.

DEFAULT JUDGMENT

The Defendants, Griffen Trading Company, Bruin Industries, Inc., and Global Media Partners, having failed to appear, plead or otherwise defend in this action, and default having been entered on May 20, 2019, and counsel for Plaintiff having requested judgment against the defaulted Defendants, Griffen Trading Company, Bruin Industries, Inc., and Global Media Partners, and having filed a proper motion and affidavit in accordance with Federal Rule of Civil Procedure 55 (a) and (b);

Judgment is hereby entered in favor of Plaintiff Solei Systems, Inc. and against Defendants, Griffen Trading Company, Bruin Industries, Inc., and Global Media Partners, as follows:

a) 'The Defendants' 12,606,500 shares of SOLI common stock were improperly and illegally issued, rendering them void, and

b) 'The Defendants' 12,606,500 shares of SOLI common stock are hereby cancelled so that the corporate records and registered transfer agent's books will properly reflect the current shareholders and number of shares issued, and

c) SOLI is entitled to temporary and permanent injunctive relief freezing and preventing any marketing or transfer of the Defendants' 12,606,500 shares of

SOLI common stock of Defendants during the pendency of this action and thereafter preventing any marketing or transfer of the shares after they are cancelled.

d) The Clerk of the Court shall CLOSE this case.

SO ORDERED, on Friday, June 21, 2019.

Richard D. Bennett
United States District Judge